UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2012, Covanta Energy Corporation (“Covanta Energy”), a subsidiary of Covanta Holding Corporation (the “Company”), entered into new senior secured credit facilities with a syndicate of lenders (collectively, the “Lenders”) arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Barclays Capital, the investment banking division of Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank and J.P. Morgan Securities Inc. (collectively, the “Arrangers”) (such facilities, the “New Credit Facilities”). Certain of the proceeds of the New Credit Facilities have been used to refinance Covanta Energy’s existing credit facilities and to pay related fees and expenses. In addition, the proceeds of the New Credit Facilities will be available for the working capital and general corporate purposes of Covanta Energy and its subsidiaries.

The terms of the New Credit Facilities are controlled by the Credit and Guaranty Agreement, dated as of March 28, 2012, among Covanta Energy, the Company and certain subsidiaries of Covanta Energy, as guarantors, the Lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent and Issuing Bank and the lenders and other agents party thereto (the “Credit Agreement”). Under the Credit Agreement, the Lenders agreed to provide a secured revolving credit facility and term loan facility in the aggregate principal amount of up to $1.2 billion on the terms set forth below.

Under the Credit Agreement, the Lenders have provided the New Credit Facilities, which consist of the following:

•	a secured term loan facility in the amount of $300.0 million that matures in 2019 (the “Term Loan Facility”); and

•

a secured revolving credit facility in the amount of $900.0 million that terminates in 2017 (the “Revolving Credit Facility”). The Revolving Credit Facility will be available in US Dollars, Euros, Pounds Sterling, Canadian Dollars and certain other currencies to be agreed. The Revolving Credit Facility will also be available for the issuance of letters of credit. The Revolving Credit Facility provides for a $50.0 million sub-limit for the issuance of swing line loans.

Upon the request of Covanta Energy, and subject to the satisfaction of certain conditions set forth in the New Credit Facilities, additional term loan facilities and/or increases to the Revolving Credit Facility (collectively, the “Incremental Facilities”) may become available to Covanta Energy in an amount up to the greater of $500.0 million and the amount that, after giving effect to the incurrence of such Incremental Facilities, would not result in the Covanta Energy’s leverage ratio exceeding 2.75:1.00.

The Term Loan Facility is subject to mandatory amortization, paid in quarterly installments, equal to 1.00% per annum for the first twenty seven quarters; the balance of the Term Loan Facility is due on the maturity date thereof. On or prior to March 28, 2013, the Term Loan Facility is also subject to a premium of 1.0% in the event of certain repayment or repricing transactions as defined in the Credit Agreement.

For purposes of calculating interest, loans under the New Credit Facilities are designated, at Covanta Energy’s election, as eurodollar rate loans or base rate loans (except for certain swing line loans under the Revolving Credit Facility, which may only be base rate loans, and term loans not denominated in US Dollars, which may only be eurodollar rate loans). Eurodollar rate loans bear interest at rate per annum equal to the British Bankers Association LIBOR Rate, commonly referred to as “LIBOR,” for deposits in the applicable currency (subject to, in the case of the Term Loan Facility, a LIBOR “floor” of 1.0% per annum) plus a borrowing margin as set forth below that is dependent on the type of loan. Base rate loans bear interest at a rate per annum equal to the greatest of (i) the “prime rate” designated in the New Credit Facilities, (ii) the federal funds rate plus 0.50% and (iii) the LIBOR rate in effect on such day with an interest period of one month plus 1.0%, in each case plus a borrowing margin as described below that is dependent on the type of loan. Unreimbursed drawings on letters of credit issued under the Revolving

Credit Facility will accrue interest at a rate per annum equal to the then effective rates applicable to base rate loans made under the Revolving Credit Facility, plus 2.00%.

The borrowing margins referred to above are as follows:

(1)	(a) with respect to eurodollar rate loans under the Revolving Credit Facility, for an initial period ending upon satisfaction of certain obligations after the ending of the second fiscal quarter in 2012, 2.25% per annum, and (b) thereafter by reference to Covanta Energy’s leverage ratio, as set forth in the chart below:

Leverage Ratio	Borrowing margin for eurodollar rate loans under the Revolving Credit Facility
> 3.25:1.00	2.75%
< 3.25:1.00 > 2.50:1.00	2.50%
< 2.50:1.00 > 1.75:1.00	2.25%
< 1.75:1.00	2.00%

(2)	with respect to swing line loans under the Revolving Credit Facility and base rate loans under the Revolving Credit Facility, the rate set forth above in (1) minus 1.00% per annum;

(3)	(a) with respect to eurodollar rate loans under the Term Loan Facility, for an initial period ending upon satisfaction of certain obligations after the ending of the second fiscal quarter in 2012, 3.00% per annum, and (b) thereafter by reference to Covanta Energy’s leverage ratio, as set forth in the chart below:

Leverage Ratio	Borrowing margin for eurodollar rate loans under the Term Loan Facility
> 1.50:1.00	3.00%
< 1.50:1.00	2.75%

(4)	with respect to base rate loans under the Term Loan Facility, the rate as set forth above in (3) minus 1.00% per annum.

In addition to the interest described above, under the Credit Agreement, Covanta Energy is obligated to pay the following fees:

•

a commitment fee equal to the average unused portion of the Revolving Credit Facility multiplied by either (a) for an initial period ending upon satisfaction of certain obligations after the ending of the second fiscal quarter in 2012, 0.50% per annum, or (b) a rate determined by reference to Covanta Energy’s leverage ratio, as set forth below:

Leverage Ratio	Commitment Fee Rate under the Revolving Credit Facility
> 1.75:1.00	0.50%
< 1.75:1.00	0.375%

•

a letter of credit fee equal to the borrowing margin per annum for eurodollar rate loans under the Revolving Credit Facility, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit that have been issued under the Revolving Credit Facility;

•

a fronting fee equal to 0.125% per annum, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit that have been issued under the Revolving Credit Facility; and

•	certain upfront fees payable to the arrangers and lenders on the closing date of the New Credit Facilities.

The Company and certain of Covanta Energy’s domestic subsidiaries (the “Subsidiary Guarantors”) have guaranteed the obligations of Covanta Energy under the New Credit Facilities. The Company and the Subsidiary Guarantors are required under the terms of the guarantee provisions in the Credit Agreement, among other things, to pay the sum of any unpaid principal amount of Covanta Energy’s obligations, as well as accrued and unpaid interest, and all other obligations then owed by Covanta Energy, upon Covanta Energy’s failure to have paid any of its obligations under the New Credit Facilities when such obligations became due and payable, whether by maturity, required prepayment, acceleration or other demand under the terms of the New Credit Facilities.

Covanta Energy’s obligations under the New Credit Facilities and certain hedging arrangements and cash management obligations entered into with any of the Lenders and their affiliates are secured by a first priority lien on substantially all of the assets of Covanta Energy and the Subsidiary Guarantors, subject to certain exclusions, pursuant to the terms of the New Credit Facilities documentation including the Pledge and Security Agreement, dated as of March 28, 2012, between each of Covanta Energy and the other grantors party thereto, and Bank of America, N.A., as Collateral Agent (the “Pledge and Security Agreement”).

In addition, the assets securing Covanta Energy’s obligations include all of the capital stock of certain of the Company’s direct and indirect domestic subsidiaries, 65% of the capital stock of certain of the Company’s direct and indirect foreign subsidiaries and a pledge of Covanta Energy’s stock held by the Company pursuant to the terms of the New Credit Facilities documentation including the Pledge and Security Agreement and the Pledge Agreement, dated as of March 28, 2012, between the Company and Bank of America, N.A., as Collateral Agent (the “Pledge Agreement”).

The relationship between the obligations of the Company, Covanta Energy and the Subsidiary Guarantors with respect to the New Credit Facilities (“New Credit Obligations”) and those of the Company, Covanta Energy and the Subsidiary Guarantors with respect to certain intercompany indebtedness owed to each other (the “Intercompany Indebtedness”) is set forth in the Intercompany Subordination Agreement, dated as of March 28, 2012, among Covanta Energy, the Company, the Subsidiary Guarantors), certain other subsidiaries of Covanta Energy, as non-guarantor subsidiaries, and Bank of America, N.A., as Administrative Agent (the “Intercompany Subordination Agreement”). Pursuant to the Intercompany Subordination Agreement, the Intercompany Indebtedness is subordinated to the payment or discharge in full of the New Credit Obligations.

The New Credit Facilities contain customary affirmative and negative covenants and financial covenants. During the term of the New Credit Facilities, the Company expects that the negative covenants will restrict the ability of Covanta Energy and its restricted subsidiaries to take specified actions, subject to specified exceptions. Subject to limitations and conditions, Covanta Energy may designate certain of its subsidiaries as unrestricted subsidiaries which shall not be subject to such restrictions and will not be included in any calculations for purposes of the financial covenants.

In particular, one of these covenants limits the ability of Covanta Energy to declare or pay dividends to, make distributions to, or make redemptions or repurchases from, the Company or other equity holders of the Company.

These covenants also include, but are not limited to the following, in each case subject to exceptions set forth in the New Credit Facilities:

•	incurring additional indebtedness, including guarantees of indebtedness;

•	creating, incurring, assuming or permitting to exist liens on property and assets;

•	making loans and investments and entering into certain types of mergers, consolidations and acquisitions;

•	engaging in sales, transfers and other dispositions of their property or assets;

•	paying, redeeming or repurchasing debt, or amending or modifying the terms of certain material debt or certain other agreements;

•	changing the lines of business in which the Company and Covanta Energy engage;

•	entering into certain affiliate transactions; and

•	entering into agreements that would restrict the ability of Covanta Energy’s subsidiaries to pay dividends and make distributions.

Financial covenants under the New Credit Facilities include the following:

•

a maximum leverage ratio, which measures the consolidated adjusted debt (net of certain limited restricted cash and other agreed exceptions), as defined in the New Credit Facilities, of Covanta Energy and certain of its subsidiaries to the adjusted earnings before income, taxes, depreciation and amortization of Covanta Energy and certain of its subsidiaries; and

•

a minimum interest coverage ratio, which measures the adjusted earnings before income, taxes, depreciation and amortization of Covanta Energy and certain of its subsidiaries to their total interest expense.

Covanta Energy is required to make mandatory prepayments of its obligations under the New Credit Facilities in the event it receives proceeds from the following specified sources:

•	excess cash flow (as defined in the New Credit Facilities) subject to step-downs from 25% to 0% of excess cash flow depending on Covanta Energy’s leverage ratio at the end of the fiscal year;

•	net cash proceeds of any property or asset sale, subject to certain exceptions and reinvestment requirements;

•	net insurance and condemnation proceeds, subject to certain exceptions and reinvestment provisions; and

•	net cash proceeds of certain debt issuances, subject to certain exceptions.

Mandatory prepayments are applied to prepay the Term Loan Facility prior to application towards the remaining New Credit Facilities.

The New Credit Facilities contain customary events of default for a senior bank financing, including, but not limited to, failure to make payments when due, cross defaults to certain other debt of Covanta Energy and its subsidiaries, and certain change of control events. Upon the occurrence and during the continuance of an event of default under the New Credit Facilities, the administrative agent and/or the lenders under the New Credit Facilities may accelerate Covanta Energy’s payment obligations thereunder and the collateral agent may foreclose upon, and exercise other rights with respect to, assets in which security interests have been granted.

The descriptions of the obligations of the Company, Covanta Energy and the other parties under the New Credit Facilities contained herein are qualified in their entirety to the full text of the documents themselves, copies of which are filed as exhibits hereto and incorporated herein by reference as follows: (1) Credit Agreement, (2) Pledge and Security Agreement, (3) Pledge Agreement, and (4) Intercompany Subordination Agreement, attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

On March 28, 2012, Covanta Energy borrowed $300.0 million under the Term Loan Facility.

In addition to acting as one of the Lenders under the New Credit Facilities as set forth above, certain of the Lenders, either directly or through an affiliate, have the relationships with the Company as described below.

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner, & Smith, Incorporated, Barclays Capital Inc., Credit Agricole Securities (USA) Inc., and J.P. Morgan Securities LLC acted as joint book-running managers for the Company’s offering of $400,000,000 of its 6.375% Senior Notes due 2022, which was completed on March 19, 2012 (the “Offering”).

As set forth in Item 1.02 of this Current Report, JPMorgan Chase Bank, N.A., served as a joint lead arranger and bookrunner, administrative agent, collateral agent, revolving issuing bank and a funded letter of credit issuing bank, under the Prior Credit and Guaranty Agreement (as defined in Item 1.02 of this Current Report) in connection with the Prior Credit Facilities (as defined in Item 1.01 of this Current Report) and J.P. Morgan Securities LLC acted as a joint book-running manager for the Offering.

As set forth in Item 1.02 of this Current Report, Bank of America, N.A. served as a documentation agent and Merrill Lynch, Pierce, Fenner, & Smith Incorporated served as a joint lead arranger and bookrunner and a syndication agent under the Prior Credit and Guaranty Agreement in connection with the Prior Credit Facilities. In addition Merrill Lynch, Pierce, Fenner, & Smith Incorporated acted as a representative of the underwriters and joint book-running manager for the Offering.

As set forth in Item 1.02 of this Current Report, Barclays Bank PLC served as a documentation agent under the Prior Credit and Guaranty Agreement in connection with the Prior Credit Facilities. In addition Barclays Capital Inc. acted as a joint book-running manager for the Offering.

Item 1.02. Termination of a Material Definitive Agreement.

Effective as of March 28, 2012, Covanta Energy refinanced its credit facilities by entering into the New Credit Facilities described in Item 1.01 of this Current Report and terminating all of its existing credit facilities (collectively, the “Prior Credit Facilities”) that included: (1) the Credit and Guaranty Agreement, dated as of February 9, 2007, among Covanta Energy, the Company as a guarantor, certain subsidiaries of Covanta Energy as guarantors, various lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Revolving Issuing Bank and a Funded LC Issuing Bank, UBS AG, Stamford Branch, as a Funded LC Issuing Bank, Lehman Commercial Paper Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agents, and Bank of America, N.A. and Barclays Bank PLC, as Documentation Agents (the “Prior Credit Agreement”), (2) the Pledge and Security Agreement, dated as of February 9, 2007, between each of Covanta Energy and the other grantors party thereto, and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Prior Pledge and Security Agreement”), (3) the Pledge Agreement, dated as of February 9, 2007, between the Company and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Prior Pledge Agreement”) and (4) the Intercompany Subordination Agreement, dated as of February 9, 2007, among Covanta Energy, the Company, the Subsidiary Guarantors, certain other subsidiaries of Covanta Energy, as Excluded Subsidiaries or Unrestricted Subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Prior Intercompany Subordination Agreement”). The material terms of each of the Prior Credit and Guaranty Agreement, the Prior Pledge and Security Agreement, the Prior Pledge Agreement and the Prior Intercompany Subordination Agreement are described in the Company’s Current Report on Form 8-K dated February 15, 2007, and filed with the Securities and Exchange Commission (“SEC”) on February 15, 2007, and such description is hereby incorporated into this Current Report by reference. In this refinancing, the proceeds obtained through the New Credit Facilities, were used to terminate and discharge Covanta’s Prior Credit Facilities as set forth above in Item 1.01. Certain of the parties to the Prior Credit Facilities are Lenders under the New Credit Facilities or have other relationships with the Company that are described in more detail in Item 1.01. The information contained in Item 1.01 of this Current Report with respect to such Lenders and the description of the New Credit Facilities is hereby incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable.

(b)	Pro Forma Financial Information – Not Applicable.

(c)	Shell Company Transactions – Not Applicable.

(d)	Exhibits:

Exhibit No.	Exhibit

10.1	Credit and Guaranty Agreement, dated as of March 28, 2012, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, Morgan Stanley Senior Funding, Inc., as Syndication Agent, Barclays Bank plc, Credit Agricole Corporate and Investment Bank and JPM Chase Bank, N.A., as Co-Documentation Agents.

10.2	Pledge and Security Agreement, dated as of March 28, 2012, between each of Covanta Energy Corporation and the other grantors party thereto, and Bank of America, N.A., as Collateral Agent.

10.3	Pledge Agreement, dated as of March 28, 2012, between Covanta Holding Corporation and Bank of America, N.A., as Collateral Agent.

10.4	Intercompany Subordination Agreement, dated as of March 28, 2012, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as Guarantor Subsidiaries, certain other subsidiaries of Covanta Energy Company, as non-guarantor subsidiaries, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2012

COVANTA HOLDING CORPORATION (Registrant)

By:	/s/ Timothy J. Simpson
Name: Timothy J. Simpson
Title: Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Credit and Guaranty Agreement, dated as of March 28, 2012, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, Morgan Stanley Senior Funding, Inc., as Syndication Agent, Barclays Bank plc, Credit Agricole Corporate and Investment Bank and JPM Chase Bank, N.A., as Co-Documentation Agents.

10.2	Pledge and Security Agreement, dated as of March 28, 2012, between each of Covanta Energy Corporation and the other grantors party thereto, and Bank of America, N.A., as Collateral Agent.

10.3	Pledge Agreement, dated as of March 28, 2012, between Covanta Holding Corporation and Bank of America, N.A., as Collateral Agent.

10.4	Intercompany Subordination Agreement, dated as of March 28, 2012, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as Guarantor Subsidiaries, certain other subsidiaries of Covanta Energy Company, as Excluded Subsidiaries or Unrestricted Subsidiaries, and Bank of America, N.A., as Administrative Agent.